EXHIBIT 23.2





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                       CONSENT OF INDEPENDENT ACCOUNTANTS





The Education Resources Institute, Inc.



We hereby consent to the use in this Registration Statement on Form S-3 of our report dated September 4, 2003, relating to our audit of the financial statements of The Education Resources Institute, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP





Boston, Massachusetts
June 3, 2004